Exhibit 10.6
RESTRICTED STOCK UNIT AWARD AGREEMENT
PURSUANT TO THE
VISTRA CORP. 2016 OMNIBUS INCENTIVE PLAN

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Participant:

Grant Date:

Number of Restricted Stock Units Granted:

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    THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Vistra Corp., a corporation organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the Vistra Corp. 2016 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee; and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Restricted Stock Units (“RSUs”) provided herein to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:
1.Incorporation by Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time, unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Except as provided otherwise herein, any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.
2.Grant of RSUs. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of RSUs specified above. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason. The Participant shall have no rights as a stockholder with respect to any shares of Common Stock underlying the RSUs unless and until the Participant has become the holder of record of such shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan or this Agreement.
3.Vesting.
(a)General. Subject to the provisions of Sections 3(b) to 3(e), the RSUs shall vest as follows, provided, that, the Participant has not incurred a Termination prior to each such vesting date:

Vesting Date	Percentage of RSUs
First Anniversary of Grant Date Second Anniversary of Grant Date Third Anniversary of Grant Date	33.33% 33.33% 33.34%
There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date, subject to the Participant’s continued service with the Company or any of its Subsidiaries on each applicable vesting date.

(b)Death or Disability. In the event of the Participant’s Termination by reason of death or Disability prior to the third anniversary of the Grant Date, the RSUs that would have vested pursuant to Section 3(a) above in the first twelve (12) months following such Termination will vest as of such Termination.
(c)Qualifying Termination. In the event of the Participant’s Termination by the Company without Cause, by the Participant for Good Reason, or due to the Company’s non-renewal of the term of the Employment Agreement (as defined below) (each, a “Qualifying Termination”), in each case, prior to the third anniversary of the Grant Date, subject to the Participant’s satisfaction of the Release Condition (as defined in the Employment Agreement) and continued compliance with Sections 6 and 7 of the Employment Agreement, the RSUs that would have vested pursuant to Section 3(a) above in the first twelve (12) months following such Qualifying Termination will vest as of such Qualifying Termination. For purposes of this Agreement, “Employment Agreement” means that certain employment agreement, by and between the Participant and the Company, dated as of [●].
(d)Change in Control. Any unvested RSUs shall become fully vested upon the occurrence of a Qualifying Termination following a Change in Control, provided, that, the Participant has not incurred a Termination as of immediately prior to such Change in Control.
(e)Committee Discretion to Accelerate Vesting. In addition to the foregoing, the Committee may, in its sole discretion, accelerate vesting of the RSUs at any time and for any reason, subject to the terms and provisions of the Plan.
(f)Forfeiture. Subject to the terms of this Section 3, all unvested RSUs shall be immediately forfeited upon the Participant’s Termination for any reason.

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4.Delivery of Shares.
(a)General. Subject to the provisions of Section 4(b) hereof, within thirty (30) days following the vesting of the RSUs (or, in the event of a Qualifying Termination pursuant to Section 3(c) above, within ten (10) days of the date on which the Participant’s release becomes effective, if later), the Participant shall receive the number of shares of Common Stock that corresponds to the number of RSUs that have become vested on the applicable vesting date, less any shares that may be withheld by the Company pursuant to Section 8 hereof.
(b)Blackout Periods. If the Participant is subject to any Company “blackout” policy or other trading restriction imposed by the Company on the date such distribution would otherwise be made pursuant to Section 4(a) hereof, the Committee retains the right, in its sole discretion, to defer the delivery of Common Stock until the earlier of (i) the date that the Participant is not subject to any such policy or restriction and (ii) the later of (A) the end of the calendar year in which such distribution would otherwise have been made and (B) a date that is immediately prior to the expiration of two and one-half months (2 ½) following the date such distribution would otherwise have been made hereunder; provided, however, that, in no event will such issuance of shares of Common Stock be deferred past March 15th of the calendar year immediately following the calendar year in which the corresponding RSUs vested; and provided, further, that, the Committee shall not exercise its right to defer distribution of shares of Common Stock that would otherwise be made pursuant to Section 4(a) hereof if the settlement of such shares of Common Stock is exempt from any applicable blackout period then in effect, including settlements to be effected by “net settlement” or pursuant to an approved Rule 10b5-1 trading plan of the Participant.
5.Dividend Equivalents; Rights as Stockholder. Cash dividends on the number of shares of Common Stock issuable hereunder shall be credited to a dividend book entry account on behalf of the Participant with respect to each RSU granted to the Participant; provided, that, such cash dividends shall not be deemed to be reinvested in shares of Common Stock and shall be held uninvested and without interest and paid in cash at the same time that the shares of Common Stock underlying the RSUs are delivered to the Participant in accordance with the provisions hereof. Stock dividends on shares of Common Stock shall be credited to a dividend book entry account on behalf of the Participant with respect to each RSU granted to the Participant; provided, that, such stock dividends shall be paid in shares of Common Stock at the same time that the shares of Common Stock underlying the RSUs are delivered to the Participant in accordance with the provisions hereof. Except as otherwise provided herein, the Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by any RSU unless and until the Participant has become the holder of record of such shares of Common Stock.
6.Non-Transferability. No portion of the RSUs may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company as a result of forfeiture of the RSUs as provided herein.

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7.Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.
8.Withholding of Tax. The Participant agrees and acknowledges that the Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the RSUs, and if the withholding requirement cannot be satisfied, the Company may otherwise refuse to issue or transfer any shares of Common Stock otherwise required to be issued pursuant to this Agreement. Without limiting the foregoing, unless the Participant affirmatively and timely elects to satisfy the income and employment taxes due upon vesting and settlement of the RSUs in cash, the Company shall withhold shares of Common Stock otherwise deliverable to the Participant hereunder in order to pay the Participant’s income and employment taxes due upon vesting and settlement of the RSUs, with such withholding not to exceed the withholding permitted by applicable accounting rules without adversely affecting accounting treatment.
9.Legend. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates, if any, representing shares of Common Stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates, if any, representing shares of Common Stock acquired pursuant to this Agreement in the possession of the Participant in order to carry out the provisions of this Section 9.
10.Securities Representations. This Agreement is being entered into by the Company in reliance upon the following express representations and warranties of the Participant. The Participant hereby acknowledges, represents and warrants that:
(a)The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act, and in this regard, the Company is relying in part on the Participant’s representations set forth in this Section 10.
(b)If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the shares of Common Stock issuable hereunder must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such shares of Common Stock and the Company is under no obligation to register such shares of Common Stock (or to file a “re-offer prospectus”).
(c)If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Common Stock of the Company, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 or any exemption therefrom are complied with,

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and (ii) any sale of the shares of Common Stock issuable hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.
11.Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.
12.Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.
13.No Right to Employment. Any questions as to whether and when there has been a Termination and the cause of such Termination shall be determined in the sole discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or its Affiliates to terminate the Participant’s employment or service at any time, for any or no reason and with or without Cause.
14.Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the RSUs awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.
15.Compliance with Laws. The grant of RSUs and the issuance of shares of Common Stock hereunder shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law, rule regulation or exchange requirement applicable thereto. The Company shall not be obligated to issue the RSUs or any shares of Common Stock pursuant to this Agreement if any such issuance would violate any such requirements. As a condition to the settlement of the RSUs, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.
16.Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the RSUs are intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent.

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17.Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign any part of this Agreement without the prior express written consent of the Company.
18.Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
19.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.
20.Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.
21.Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.
22.Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the award of RSUs made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the RSUs awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

VISTRA CORP.

Carrie Lee Kirby
Chief Administrative Officer

PARTICIPANT

Name:

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